UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): November 19, 2015

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17001 Northchase Drive, Suite 100
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
On November 19, 2015, Swift Energy Company (“Swift Energy” or the “Company”) entered into a Section 382 Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as rights agent. In connection therewith, the Board of Directors of the Company (the “Board”) declared a dividend of one preferred share purchase right (“Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The dividend is payable to shareholders of record as of the close of business on November 30, 2015 (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as defined below).
The Rights Agreement was adopted by the Board in an effort to prevent potential significant limitations under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), on Swift Energy's ability to utilize its current net operating losses (“NOLs”) to reduce its future tax liabilities. If Swift Energy experiences an “ownership change,” as defined in Section 382 of the Code, among 5% shareholders, the Company’s ability to fully utilize its NOLs on an annual basis will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could accordingly significantly impair the value of those benefits. The Rights Agreement works by imposing a significant penalty upon any person or group that acquires shares of the Company Stock (i.e., the Common Stock, the Series A Junior Participating Preferred Stock, any other class or series of stock of the Company (other than “plain vanilla preferred stock” described in Section 1504(a)(4) of the Code) and any other interest that would be treated as “stock” of the Company for purposes of Section 382 of the Code and the Treasury Regulations promulgated thereunder) representing 4.99% or more of any class of the Company Stock then outstanding without the approval of the Board (an “Acquiring Person”). Subject to certain exceptions set forth in the Rights Agreement, shareholders (i) who currently own 4.99% or more of any class of the Company Stock, (ii) who inadvertently acquire 4.99% or more of any class of the Company Stock, or (iii) whose percentage ownership of any class of Company Stock increases to 4.99% or more as a result of the Company’s acquisition of Company Stock, will not trigger the Rights unless they acquire additional shares of such class of the Company Stock. In addition, the Board has established procedures to consider requests to exempt certain acquisitions of the Company’s securities from the Rights Agreement if the Board determines that doing so would not limit or impair the availability of the NOLs or is otherwise in the best interests of the Company.
The following is a general description of the terms of the Rights Agreement.  This description is qualified in its entirety by the full text of the Rights Agreement, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
The Rights. The Board authorized the issuance of one Right with respect to each share of Common Stock outstanding on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock. New Rights will accompany any new shares of Common Stock issued after the Record Date until the earlier of the Distribution Date, the redemption date or the expiration date of the Rights, as described below. Prior to exercise, a Right does not give its holder any right to receive dividends, to vote or to exercise any preemptive rights or other rights of a shareholder.
Exercise Price. Each Right will allow its registered holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock of the Company (the “Preferred Stock”), for $7.50, subject to adjustment under certain circumstances (the "Purchase Price"), once the Rights become exercisable.
Exercisability. The Rights will not be exercisable until the earlier to occur of:

(i)
Ten (10) business days following public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” by obtaining beneficial ownership of Company Stock representing 4.99% or more of any class of Company Stock then outstanding, or

(ii)
Ten (10) business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender or exchange offer that, if completed, would result in that person or group becoming an Acquiring Person.

The date when the Rights become exercisable is referred to as the "Distribution Date." Until the Distribution Date, the Rights are evidenced, with respect to any Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates, and with respect to any shares of Common Stock held in uncertificated form as of the Record Date, by the book entries in the book-entry system for the Common Stock. Until the Distribution Date, new Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a legend regarding the Rights (which certificates will evidence the associated Rights) and the Company will deliver a notice regarding the Rights upon the transfer or new issuance of shares of Common Stock held in book-entry form (which book-entries will evidence the associated Rights). Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender or transfer of any certificates for Common Stock or book-entry shares, with or without such legend or notice, will also constitute the transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Common Stock and be evidenced solely by Right certificates that the Company will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person or an associate or affiliate thereof and certain transferees thereof will be null and void and may not be exercised.
Consequences of a Person or Group Becoming an Acquiring Person. If a person or group of affiliated or associated persons becomes an Acquiring Person, all holders of Rights except the Acquiring Person or an associate or affiliate thereof and certain transferees thereof may, upon exercise of a Right, purchase for the Purchase Price shares of Common Stock with a market value of two times the Purchase Price, based on the market price of the Common Stock immediately prior to such acquisition. If the Company does not have a sufficient number of shares of Common Stock available, the Company may under certain circumstances substitute shares of Preferred Stock or other securities or property for the Common Stock for which the Rights would have otherwise been exercisable.
If after a person or group of affiliates or associated persons becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination with another company and the Company is not the surviving corporation, (ii) another company consolidates or merges with the Company and all or part of the Common Stock is converted or exchanged for other securities, cash, property, or a combination thereof, or (iii) 50% or more of the consolidated assets or earning power of the Company and its subsidiaries is sold or transferred to another company, then each holder of a Right (except Rights that previously have become null and void as described above) will thereafter have the right to receive, upon exercise, common stock or other equity interests of the ultimate parent of such other company having a value equal to two times the exercise price of the Right.
Exempted Persons. The Board recognizes that there may be instances when an acquisition of shares of the Common Stock that would cause a shareholder to become an Acquiring Person may not jeopardize or endanger, in any material respect, the availability of the NOLs to the Company. Accordingly, the Rights Agreement grants discretion to the Board to designate a person as an "Exempted Person." The Board can revoke an Exempted Person designation if it subsequently makes a contrary determination regarding whether a person jeopardizes or endangers in any material respect the availability of the NOLs to the Company.
In addition, any person that acquires Company Stock in a transaction that would cause that person to be an Acquiring Person will be an Exempted Person if that transaction is approved in advance by the Board or is a conversion or other exchange of Company Stock for other Company Stock that does not increase any person’s beneficial ownership in the Company for purposes of Section 382 of the Code.
Description of the Preferred Stock. The Units of Preferred Stock that may be acquired upon exercise of the Rights will not be redeemable and will rank junior to any other shares of preferred stock that may be issued by the Company with respect to the payment of dividends and as to distribution of assets in liquidation. Each share of the Preferred Stock will have a minimum preferential quarterly dividend of 10,000 times the aggregate per share amount of any cash dividend declared on the Common Stock since the immediately preceding quarterly dividend, subject to certain adjustments.
In the event of liquidation, the holders of the Preferred Stock will be entitled to receive a preferred liquidation payment per share equal to the greater of $1.00 (plus accrued and unpaid dividends thereon) or 10,000 times the amount paid in respect of a share of Common Stock, subject to certain adjustments. Each share of the Preferred Stock will vote together with the Common Stock and any other class or series of capital stock entitled to vote on the applicable matter, and will be entitled to 10,000 votes per share, subject to certain adjustments. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of the Preferred Stock will be entitled to receive 10,000 times the aggregate per share amount of stock, securities, cash or other property paid in respect of each share of Common Stock, subject to certain adjustments. The rights of holders of the Preferred Stock to dividends, liquidation payments and voting are protected by customary anti-dilution provisions.
Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the economic value of one Unit of the Preferred Stock is expected to approximate the economic value of one share of Common Stock.
Expiration. The rights issued under the Rights Agreement will expire on the earliest of (i) 5:00 p.m., New York City time, on November 19, 2016 if shareholder ratification of the Rights Agreement has not been received on or prior to that time, (ii) 5:00 p.m., New York City time, on November 19, 2018, (iii) the time at which the rights are redeemed or exchanged under the Rights Agreement, (iv) the time at which the Board determines that the NOLs are fully utilized or no longer available under Section 382 of the Internal Revenue Code, and (v) the effective date of the repeal of Section 382 of the Internal Revenue Code if the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of the tax benefits associated with the NOLs.
Redemption. The Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company has a stock split or issues stock dividends of its Common Stock.
Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the total voting power of outstanding stock of the Company entitled to vote in the election of directors of the Company, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security or other property for each Right, other than Rights held by the Acquiring Person or an affiliate or associate thereof and certain transferees thereof, which will have become null and void.
Anti-Dilution Provisions. The Purchase Price of the Preferred Stock, the number of shares of Preferred Stock issuable and the number of outstanding Rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split, or a reclassification of the Preferred Stock or Common Stock. With certain exceptions, no adjustments to the Purchase Price will be required until those adjustments require an adjustment of at least 1% in the Purchase Price.
Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights except that after a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.
Item 3.03. Material Modification to Rights of Security Holders
The information required by this Item 3.03 is incorporated by reference from Item 1.01 above.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
In connection with the adoption of the Rights Agreement, the Board approved amending and restating a Certificate of Designation of Series A Junior Participating Preferred Stock designating 1,000,000 shares of Preferred Stock (the "Certificate of Designation"). The Company filed the Amended and Restated Certificate of Designation with the Secretary of State of the State of Texas on November 20, 2015 and the Certificate of Designation became effective on such date. A description of the Preferred Stock is set forth in Item 1.01 of this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference. Such description is qualified in its entirety by reference to the Certificate of Designation. The full text of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01. Other Events
On November 20, 2015, the Company issued a press release announcing the declaration of the Rights dividend and the adoption of the Rights Agreement. A copy of the press release is filed with this report as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibit.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock of Swift Energy Company
4.1	Swift Energy Company Section 382 Rights Agreement dated November 19, 2015.
99.1	Press release issued November 20, 2015, by Swift Energy Company
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 20, 2015

Swift Energy Company
By:	/s/ Terry E. Swift
Terry E. Swift Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock of Swift Energy Company
4.1	Swift Energy Company Section 382 Rights Agreement dated November 19, 2015.
99.1	Press release issued November 20, 2015, by Swift Energy Company